Exhibit 99.1

Solaris Oilfield Infrastructure Announces First Quarter 2022 Results

First Quarter 2022 Highlights

●	Net income of $5.7 million, or $0.11 per diluted Class A share, for the quarter ended March 31, 2022; Adjusted pro forma net income of $4.8 million, or $0.11 per diluted share for the quarter ended March 31, 2022

●	Adjusted EBITDA of $15.7 million for the quarter ended March 31, 2022

●	Paid a regular quarterly dividend of $0.105 per share on March 17, 2022

HOUSTON, April 28, 2022 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the first quarter 2022.

Operational Update and Outlook

During the first quarter of 2022 an average of 75 mobile proppant management systems were fully utilized, which was up 19% from average fourth quarter 2021 levels.

“I’m proud of the results the Solaris team has achieved in what is shaping up to be a strong year for the company and our industry,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “We are encouraged by the positive contributions thus far from our top fill and AutoBlendTM technologies and plan to continue to invest in these new technologies. Our first quarter results demonstrate our ability to expand our offering and generate incremental returns by continuing to innovate, while continuing to preserve our balance sheet strength and maintain our dividend.”

First Quarter 2022 Financial Review

Solaris reported net income of $5.7 million, or $0.11 per diluted Class A share, for first quarter 2022, compared to fourth quarter 2021 net income of $1.1 million, or $0.01 per diluted Class A share. Adjusted pro forma net income for first quarter 2022 was $4.8 million, or $0.11 per fully diluted share, compared to fourth quarter 2021 adjusted pro forma net income of $1.0 million, or $0.02 per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $56.9 million for first quarter 2022, which were up 24% from fourth quarter 2021, driven by an increase in systems deployed and improved pricing.

Adjusted EBITDA for first quarter 2022 was $15.7 million, which was up 60% from fourth quarter 2021. The increase in Adjusted EBITDA was driven by an increase in the number of fully utilized systems, pricing and mix improvement, an increase in last mile logistics profitability, and contribution from new technologies. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the first quarter 2022 were $11.8 million. The Company still expects maintenance capital expenditures for full year 2022 to be approximately $10 million. Growth capital expenditures are now expected to be between $40 million and $60 million for full year 2022, including investments in additional top fill and AutoBlend™ units.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during first quarter 2022 was $(5.5) million and reflects increased working capital needs as activity levels for the company grew. Distributable cash flow (defined as Adjusted EBITDA less maintenance capital expenditures) was approximately $14 million for the first quarter 2022 and covered quarterly dividend distributions of approximately $5.0 million.

As of March 31, 2022, the Company had approximately $25.1 million of cash on the balance sheet. The Company’s credit facility remains undrawn, and total liquidity, including availability under the credit facility, was $75.1 million as of the end of the first quarter 2022.

Shareholder Returns

On February 24, 2022, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on March 17, 2022 to holders of record as of March 7, 2022. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 14 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $97 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its first quarter 2022 results on Friday, April 29, 2022 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 8754226. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented equipment and systems are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on our website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021

Revenue	56,915	28,669	45,964

Operating costs and expenses:
Cost of services (excluding depreciation and amortization)	37,671	19,206	32,658
Depreciation and amortization	6,929	6,693	6,923
Selling, general and administrative	5,211	4,606	4,934
Other operating (income) expenses (1)	(309)	253	(280)
Total operating costs and expenses	49,502	30,758	44,235
Operating income (loss)	7,413	(2,089)	1,729
Interest expense, net	(79)	(49)	(77)
Total other expense	(79)	(49)	(77)
Income (loss) before income tax expense	7,334	(2,138)	1,652
Provision (benefit) for income taxes	1,612	(213)	549
Net income (loss)	5,722	(1,925)	1,103
Less: net (income) loss related to non-controlling interests	(2,220)	756	(465)
Net income (loss) attributable to Solaris	$3,502	$(1,169)	$638

Earnings per share of Class A common stock - basic	$0.11	$(0.04)	$0.01
Earnings per share of Class A common stock - diluted	$0.11	$(0.04)	$0.01

Basic weighted average shares of Class A common stock outstanding	31,239	29,957	31,129
Diluted weighted average shares of Class A common stock outstanding	31,239	29,957	31,129

1)	Other (income) expense includes settlements for insurance claims, disposals of assets, and credit losses.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$25,128	$36,497
Accounts receivable, net of allowances for credit losses of $746 and $746, respectively	45,657	33,120
Prepaid expenses and other current assets	8,080	9,797
Inventories	2,136	1,654
Total current assets	81,001	81,068
Property, plant and equipment, net	247,622	240,091
Non-current inventories	2,769	2,676
Operating lease right-of-use assets	4,046	4,182
Goodwill	13,004	13,004
Intangible assets, net	2,008	2,203
Deferred tax assets	62,099	62,942
Other assets	352	57
Total assets	$412,901	$406,223
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,240	$9,927
Accrued liabilities	14,508	16,918
Current portion of payables related to Tax Receivable Agreement	1,210	1,210
Current portion of lease liabilities	729	717
Current portion of finance lease liabilities	31	31
Other current liabilities	250	496
Total current liabilities	33,968	29,299
Lease liabilities, net of current	6,559	6,702
Finance lease liabilities, net of current	62	70
Payables related to Tax Receivable Agreement	71,892	71,892
Other long-term liabilities	381	384
Total liabilities	112,862	108,347
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,416 shares issued and outstanding as of March 31, 2022 and 31,146 shares issued and outstanding as of December 31, 2021	314	312
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,770 shares issued and outstanding as of March 31, 2022 and 13,770 issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	198,982	196,912
Retained earnings	5,598	5,925
Total stockholders' equity attributable to Solaris and members' equity	204,894	203,149
Non-controlling interest	95,145	94,727
Total stockholders' equity	300,039	297,876
Total liabilities and stockholders' equity	$412,901	$406,223

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$5,722	$(1,925)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,929	6,693
Loss on disposal of asset	107	18
Stock-based compensation	1,593	1,199
Amortization of debt issuance costs	40	48
Allowance for credit losses	—	283
Deferred income tax expense	1,455	(302)
Other	(1)	5
Changes in assets and liabilities:
Accounts receivable	(12,537)	(3,460)
Prepaid expenses and other assets	1,717	235
Inventories	(1,152)	(622)
Accounts payable	5,040	5,055
Accrued liabilities	(2,644)	(4,461)
Net cash provided by operating activities	6,269	2,766
Cash flows from investing activities:
Investment in property, plant and equipment	(11,776)	(2,647)
Proceeds from disposal of assets	38	40
Cash received from insurance proceeds	231	—
Net cash used in investing activities	(11,507)	(2,607)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(4,887)	(4,797)
Payments under finance leases	(8)	(7)
Payments under insurance premium financing	(246)	—
Proceeds from stock option exercises	—	12
Payments for shares withheld for taxes from RSU vesting and cancelled	(990)	(673)
Net cash used in financing activities	(6,131)	(5,465)
Net decrease in cash and cash equivalents	(11,369)	(5,306)
Cash and cash equivalents at beginning of period	36,497	60,366
Cash and cash equivalents at end of period	$25,128	$55,060
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	146	143
Capitalized stock based compensation	115	73
Property and equipment additions incurred but not paid at period-end	2,827	604
Property, plant and equipment additions transferred from inventory	575	392
Cash paid for:
Interest	37	33
Income taxes	22	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three Months Ended
	March 31,		December 31
	2022	2021	2021

Net income (loss)	$5,722	$(1,925)	$1,103
Depreciation and amortization	6,929	6,693	6,923
Interest expense, net	79	49	77
Income taxes (1)	1,612	(213)	549
EBITDA	$14,342	$4,604	$8,652
Stock-based compensation expense (2)	1,593	1,199	1,303
Employee retention credit (3)	—	—	35
Loss on disposal of assets	5	18	12
Gain on insurance claims	(190)	—	—
Credit losses and adjustments to credit losses	(27)	283	(264)
Transaction costs (4)	17	14	49
Adjusted EBITDA	$15,740	$6,118	$9,787

1)	Federal and state income taxes.
2)	Represents stock-based compensation expense related to restricted stock awards.
3)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
4)	Costs related to the evaluation of potential acquisitions.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended
	March 31,		December 31
	2022	2021	2021
Numerator:
Net income (loss) attributable to Solaris	$3,502	$(1,169)	$638
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	2,220	(756)	465
Employee retention credit (2)	—	—	35
Loss on disposal of assets	5	18	12
Credit losses and adjustments to credit losses	(27)	283	(264)
Gain on insurance claims	(190)	—	—
Transaction costs (3)	17	14	49
Incremental income tax benefit (expense)	(703)	11	102
Adjusted pro forma net income (loss)	$4,824	$(1,599)	$1,037
Denominator:
Weighted average shares of Class A common stock outstanding	31,239	29,957	31,129
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	13,769	14,729	13,785
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	45,008	44,686	44,914
Adjusted pro forma earnings per share - diluted	$0.11	$(0.04)	$0.02

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
(3)	Costs related to the evaluation of potential acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com